UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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First Financial Bancorp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
RECORD DATE AND VOTING SECURITIES
VOTING OF SHARES
PRINCIPAL SHAREHOLDERS
SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMMUNICATING WITH THE BOARD OF DIRECTORS
REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FEES
PROPOSAL TO APPROVE THE FIRST FINANCIAL BANCORP
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE (1)
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
FINANCIAL PERFORMANCE
COMPENSATION COMMITTEE REPORT
TRANSACTIONS WITH RELATED PARTIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
ANNUAL REPORT
APPENDIX A
APPENDIX B

FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476
NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS

To Be Held April 25, 2006
Hamilton, Ohio
March 21, 2006
To the Shareholders:
     The Annual Meeting of Shareholders of First Financial Bancorp. (the “Corporation”) will be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 25, 2006, at 10:00 A.M., local time, for the following purposes:
1.	To elect the following three nominees as directors with terms expiring in 2009 (Class II): Murph Knapke, William J. Kramer, Barry S. Porter.

2.	To approve the Amended and Restated 1999 Non-Employee Director Stock Plan.

3.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
     Shareholders of record of the Corporation at the close of business on March 1, 2006, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the Annual Meeting.

By Order of the Board of Directors,

/s/ Gregory A. Gehlmann

Gregory A. Gehlmann General Counsel and Secretary
EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE .

FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476
(513) 867-5447
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Approximate Date to Mail — March 21, 2006
     On behalf of the Board of Directors of First Financial Bancorp. (the “Corporation”), a Proxy is solicited from you to be used at the Corporation’s Annual Meeting of Shareholders (“Annual Meeting”) scheduled for April 25, 2006, at 10:00 A.M., local time, to be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011.
RECORD DATE AND VOTING SECURITIES
     As of March 1, 2006, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 39,567,428 common shares outstanding, which is the only outstanding class of capital stock of the Corporation. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.
VOTING OF SHARES
     Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, (i) the three nominees receiving the greatest number of votes cast by the holders of common shares entitled to vote on the matter will be elected as directors; and (ii) the affirmative vote of the holders of a majority of the common shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the Amended and Restated 1999 Non-Employee Director Stock Plan.
     Proxies in the form enclosed herewith are being solicited on behalf of the Corporation’s Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of common shares present for purposes of determining the presence of a quorum for the Annual Meeting. Proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the Notice of Annual Meeting attached hereto and more fully described in this Proxy Statement. If a broker indicates on the form of Proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter. Any shareholder giving the enclosed Proxy has the power to revoke it prior to its exercise by filing with the Secretary of the Corporation a written revocation or a duly executed Proxy bearing a later date or by giving notice of revocation in open meeting.

PRINCIPAL SHAREHOLDERS
     The table below identifies all persons known to the Corporation to own beneficially more than 5% of the Corporation’s outstanding common shares.

Name and Address	Amount and Nature of Beneficial	Percentage
of Beneficial Owner	Ownership of Common Shares	of Class
First Financial Bank, National Association (1)	6,067,939	15.33%
300 High Street Hamilton, Ohio 45012-0476

Cincinnati Financial Corporation (2)	2,556,230	6.45%
6200 South Gilmore Road Cincinnati, Ohio 45214

Janus Capital Management (3)	2,520,500	6.37%
151 Detroit Street Denver, Colorado 80206

Mac-Per Wolf Company (3) 311 South Wacker Drive, Suite 600 Chicago, Illinois 60606

(1)	These shares are held by First Financial Bank, National Association (“First Financial Bank”) and other subsidiary banks (collectively, the “Trustees”) in their fiduciary capacity under various agreements. The Trustees have advised the Corporation that they have sole voting power for 5,960,754 shares, shared voting power for 58,317 shares, sole investment power for 1,809,768 shares and shared investment power for 3,505,723 shares. Included in the foregoing shares are 518,349 common shares that are beneficially owned by certain directors and executive officers and are reported in the following table showing shareholdings of directors, executive officers, and nominees for director.

(2)	Cincinnati Financial Corporation reports that it has sole voting power for 2,465,644 shares, shared voting for 90,586 shares, sole investment power for 2,465,644 shares and shared investment power for 90,586 shares.

(3)	Information based upon Schedules 13G filed on February 14, 2005, by Janis Capital and Mac-Per-Wolf. Janus Capital has an indirect 77.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to the above ownership structure, holdings for Janus Capital, Perkins Wolf and INTECH were aggregated for purposes of the Janus Capital Schedule 13G. Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”).

As a result of its role as an investment adviser or sub-adviser to the Managed Portfolios, Perkins Wolf may be deemed to be the beneficial owner of 2,520,500 common shares held by such Managed Portfolios. However, Perkins Wolf does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. These holdings were also aggregated within the Schedule 13G filing by Mac-Per-Wolf Company, the majority owner of Perkins Wolf.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
AND NOMINEES FOR DIRECTOR
     As of March 1, 2006, the directors of the Corporation, including the three nominees for election as directors, the executive officers of the Corporation named in the Summary Compensation Table who are not also directors, and all executive officers and directors of the Corporation as a group beneficially owned common shares of the Corporation as set forth below.

		Amount and Nature of Beneficial Ownership
		Common
		Shares
		Beneficially	Stock Options	Total Common
		Owned	Exercisable	Shares
		Excluding	within 60 Days	Beneficially
Name	Position	Options(1)	of Record Date	Owned(1)

Donald M. Cisle	Director	508,586 (2)	23,521	532,107
Claude E. Davis	Director and CEO	56,884	71,024	127,908
Corinne R. Finnerty	Director	4,655	23,521	48,287
James C. Garland	Director	10,850	17,326	28,176
Murph Knapke	Director	14,395	17,326	31,721
William J. Kramer	Director	2,037	0	2,037
Bruce E. Leep	Director	314,072	25,989	340,061
Susan L. Knust	Director	2,751 (3)	8,663	11,414
Richard E. Olszewski	Director	5,200	0	5,200
Barry S. Porter	Director	20,472	23,521	43,993
Steven C. Posey	Director	52,546	32,184	84,730
J. Franklin Hall	SVP and CFO	12,562	33,096	45,658
Mark W. Immelt	EVP, Wealth	45,944	103,930	149,874
	Resource Group
C. Douglas Lefferson	EVP and COO	40,029	58,422	98,451
Samuel J. Munafo	EVP, Banking	38,419	58,973	97,392

All executive officers, directors and nominees as a group (21 persons)		1,183,961	560,205	1,744,166

(1)	Includes shares held in the name of spouses, minor children, trusts and estates as to which beneficial ownership may be disclaimed.

At March 1, 2006, the only director who owned at least 1% of the Corporation’s common shares was Donald Cisle who beneficially owned 532,107 shares or 1.34%. However, all of the directors and executive officers as a group (21 persons) beneficially owned approximately 4.41% of the Corporation’s outstanding common shares. Fractional shares are rounded to the nearest whole number.

(2)	Of these shares, 485,850 are owned by Seward-Murphy Inc. of which Mr. Cisle has sole voting and investment power for 214,008 shares and shared voting power for 271,842 shares.

(3)	Ms. Knust shares voting and investment power for 1,342 shares which are held by K.P. Properties of Ohio LLC, of which Ms. Knust and her husband are the only two members.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
     Our Board of Directors consists of 11 members, 10 of whom are non-employee directors. The Corporation’s Regulations provide that the Board of Directors shall consist of not less than nine nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders at any annual or special meeting of shareholders. The Board of Directors has determined that the Board shall consist of 11 members. Dr. James C. Garland, a director whose term expires at this year’s Annual Meeting, has retired from his position as President of Miami University and will be moving his permanent residence outside the Corporation’s primary market area. As a result, he is not being nominated for an additional term. Dr. Garland has generously given valuable years of service to the Corporation. His position as a Class II Director will remain vacant as the Corporation conducts a search to fill his vacancy. Any vacancy may be filled by the Board of Directors in accordance with law and the Corporation’s Regulations for the remainder of the full term of the vacant directorship.
     The Board of Directors has approved the nomination of three persons as candidates for Class II Directors, each for a three-year term. The terms of the remaining directors in Classes I and III will continue as indicated below. It is intended that the accompanying Proxy will be voted for the election of Murph Knapke, William J. Kramer and Barry S. Porter, all incumbent directors. The Corporate Governance and Nominating Committee recommended all three nominees to the Board of Directors, which approved the three nominees. In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying Proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The three nominees for Class II Directors receiving the most votes at the Annual Meeting will be elected as Class II Directors.
The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees.
     Set forth below is certain information concerning the Corporation’s nominees and directors. For information regarding ownership of shares of the Corporation by nominees and directors of the Corporation, see “Shareholdings of Directors, Executive Officers and Nominees for Director” above. There are no arrangements or understandings between any director or any nominee, and any other person pursuant to which such director or nominee is or was nominated to serve as director.

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since
Nominees Class II Directors — Terms Expiring in 2006:

Murph Knapke 58	Partner of Knapke Law Office, Celina, Ohio; Director of First Financial Bank, N.A., Hamilton, Ohio; former Director and Chair of Community First Bank & Trust, Celina, Ohio.	1983

William J. Kramer 45	Vice President and General Manager, Val-Co Pax Inc, Coldwater, Ohio (since 2002); previously president of Pax Steel Products, Inc. from 1984-2002 (predecessor corporation to Val-Co.); employed by Deloitte & Touche, LLP, Dayton, Ohio from 1982-1984. Director of First Financial Bank, N.A., Hamilton, Ohio.	2005

Barry S. Porter 68	Retired Chief Financial Officer/Treasurer of Ohio Casualty Corporation (insurance holding company) and its affiliated companies; Director of First Financial Bank, N.A., Hamilton, Ohio; independent consultant.	1984

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since
Class III Directors — Terms Expiring in 2007:

Donald M. Cisle 51	President of Don S. Cisle Contractor, Inc. (construction contractor); Director of First Financial Bank, N.A., Hamilton, Ohio.	1996

Corinne R. Finnerty 49	Partner in law firm of McConnell & Finnerty, North Vernon, Indiana (trial attorney); Director of First Financial Bank, N.A., Hamilton, Ohio; Director and Chair of CPX, Inc., North Vernon, Indiana; former Director of Heritage Community Bank, Columbus, Indiana.	1998

Richard E. Olszewski 56	Operator of two 7-Eleven Food Stores, Griffith, Indiana. Director of First Financial Bank, N.A., Hamilton, Ohio.	2005

Bruce E. Leep 69	Chairman of the Board of the Corporation; former Chairman of Sand Ridge Bank, Schererville, Indiana; retired Chief Executive Officer of Sand Ridge Bank; Interim President and Chief Executive Officer of the Corporation, from October 2003 until September 2004; Assistant Professor of English, Trinity Christian College, Palos Heights, Illinois. Director of First Financial Bank, N.A., Hamilton, Ohio.	1999

Class I Directors — Terms Expiring in 2008:

Claude E. Davis 45	President and Chief Executive Officer of the Corporation since October 1, 2004; Director and Chairman of the Board of First Financial Bank, N.A., Hamilton, Ohio; former Director of Community First Bank & Trust, Celina, Ohio, and Sand Ridge Bank, Schererville, Indiana; Senior Vice President, Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, Columbus, Indiana, from May 2003 until September 2004; President, Irwin Union Bank and Trust, from 1996 until May 2003.	2004

Steven C. Posey 55	President of Posey Management Corp. DBA McDonald’s; President of Posey Property Company; Director of First Financial Bank, N.A., Hamilton, Ohio.	1997

Susan L. Knust 52	Managing Partner of K.P. Properties of Ohio LLC (industrial real estate); Managing Partner of Omega Warehouse Services LLC (public warehousing); former President of Precision Packaging and Services, Inc; Director of Middletown Regional Health System, Middletown, Ohio; Director of First Financial Bank, N.A., Hamilton, Ohio.	2005

     (1) Ages are listed as of December 31, 2005.

MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD
Board Meetings
     During the last fiscal year, the Board of Directors held 11 regularly scheduled meetings and two special meetings. All of the incumbent directors attended 75% or more of those meetings and the meetings held by all board committees on which they served, during the periods that they served as directors.
     The Board of Directors believes that it is important for directors to participate in scheduled board and committee meetings and to attend the Annual Meeting. It is the policy of the Board of Directors that directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the Annual Meeting, unless excused by the Board of Directors, are subject to not being re-nominated to the Board of Directors. All of the Corporation’s nine directors then in office attended the 2005 Annual Meeting.
Board Compensation
     Set forth below is a breakdown of fees paid to non-employee directors:

		Effective January
	Fiscal 2005	1, 2006
Retainers:

Non-Employee Directors*	$15,000	$10,000

FFBC Chair	$30,000	$30,000

Committee Chairs:
Compensation/Corp Gov. & Nominating	$1,000	$2,000
Audit and Risk Management	$1,000	$4,000

Equity Awards:

Non-Employee Directors (@ election & re-election)	8,663 options (expected value of $16,952 per year or $50,859 for 3-year period)	$60,000 in value of restricted stock with 1/3 vesting at grant and 1/3 vesting per year for 2 additional years**
Board Attendance Fees:

Non-Employee Directors	$750	$750

Committee Attendance Fees:

Non-Employee Directors	$500	$600

Travel Expense Reimbursement:
Directors are entitled to reimbursement of their reasonable travel expenses for attending Board of Director and Committee meetings.

*	Directors who are also employees of the Corporation do not receive fees for serving on the Board of Directors. The Corporation pays taxes imposed on directors’ fees by the City of Hamilton, Ohio.

**	Subject to shareholder approval. See “Proposal to Approve the First Financial Bancorp. Amended and Restated 1999 Non-Employee Director Stock Plan.”
Pursuant to the Corporation’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in the Corporation’s common shares.
Independent Directors
     The Board of Directors has determined that nine of its 11 members are independent directors as that term is defined under the rules of the National Association of Securities Dealers (the “NASD”). The independent directors are Donald M. Cisle, Corinne R. Finnerty, James C. Garland, William J. Kramer, Murph Knapke, Susan L. Knust, Richard E. Olszewski, Barry S. Porter, and Steven C. Posey. The independent directors meet in regularly scheduled meetings at which only the independent directors are present. During 2005, the independent directors held two such meetings.
Board Committees
     The Board of Directors has a Corporate Governance and Nominating Committee, a Compensation Committee and an Audit and Risk Management Committee.
     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (the “Nominating Committee”) reports to the Board on corporate governance matters, including the evaluation of the Board and its Committees and the recommendation of appropriate Board Committee structures and membership. The Nominating Committee also establishes procedures for the director nomination process and recommends director nominees for Board approval. The Nominating Committee operates pursuant to a written charter, a current copy of which is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Nominating Committee is comprised of the following directors, each of whom satisfies the definition of independence for nominating committee members under the rules of the NASD: Corinne R. Finnerty (Chair), Donald M. Cisle, Murph Knapke and Richard E. Olszewski. The Nominating Committee held four meetings during the 2005 fiscal year.
     It is the Nominating Committee’s policy that it will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Corporation’s Regulations. Under those procedures, shareholders who wish to nominate individuals for election as directors must provide:
•	The name and address of the shareholder making the nomination and the name and address of the proposed nominee;

•	The age and principal occupation or employment of the proposed nominee;

•	The number of common shares of the Corporation beneficially owned by the proposed nominee;

•	A representation that the shareholder making the nomination:
–	Is a holder of record of shares entitled to vote at the meeting, and

–	Intends to appear in person or by proxy at the meeting to make the nomination;
•	A description of all arrangements or understandings between the shareholder making the nomination and the proposed nominee;

•	Any additional information regarding the proposed nominee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement if the proposed nominee had been nominated by the Corporation’s Board of Directors; and

•	The consent of the proposed nominee to serve as a director if elected.
     In order to be recommended for a position on the Corporation’s Board of Directors by the Nominating Committee, a proposed nominee must, at a minimum, (i) own common shares of the Corporation having a fair market value of not less than $1,000, and (ii) through a combination of experience and education have the skills necessary to make an effective contribution to the Board of Directors. In accordance with the Corporation’s Regulations, no one may be elected to the Board of Directors after reaching his or her seventieth birthday.
     In connection with the 2007 Annual Meeting of Shareholders, the Nominating Committee will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Corporation no later than January 26, 2007, as provided in the Corporation’s Regulations. Notice of a proposed nomination must include the information outlined above and should be sent to First Financial Bancorp., Attention: Gregory A. Gehlmann, General Counsel and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.
     The Nominating Committee identifies nominees for director through recommendations by shareholders and through its own search efforts, which may include the use of external search firms. The Nominating Committee evaluates nominees for director based upon criteria established by the Nominating Committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder. The criteria evaluated by the Nominating Committee include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, and ability to contribute to board member diversity. The Nominating Committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert,” is available to serve, and is not subject to any disqualifying factor.
     Compensation Committee. The Compensation Committee determines and approves the compensation of the Chief Executive Officer and approves the compensation of each executive officer of the Corporation as determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934. The Compensation Committee also reviews and approves all benefit plans of the Corporation. A current copy of the Compensation Committee’s charter is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Compensation Committee is comprised of the following directors, each of whom satisfies the definition of independence for compensation committee members under the rules of the NASD and SEC rules: James C. Garland (Chair), William J. Kramer, Barry S. Porter and Susan L. Knust. The Compensation Committee held five meetings during the fiscal year.
     Audit and Risk Management Committee. The Audit and Risk Management Committee serves in a dual capacity as the Audit and Risk Management Committee of the Corporation and First Financial Bank, N.A. and is responsible for overseeing the Corporation’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Corporation’s internal audit function and the external auditors, and the Corporation’s compliance with applicable legal and regulatory requirements. The Audit and Risk Management Committee operates pursuant to a written charter that was adopted by the Board of Directors. A copy of the charter is attached to this proxy statement as Appendix B and is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Audit and Risk Management Committee is comprised of the following directors, each of whom satisfies the definition of independence for audit committee members under the rules of the NASD and the SEC: Donald M. Cisle, William J. Kramer, Richard E. Olszewski, Barry S. Porter and Steven C. Posey. The Board of Directors has determined Barry S. Porter and William J. Kramer are audit committee financial experts serving on the Audit and Risk Management Committee. The Audit and Risk Management Committee held seven meetings during the fiscal year.

COMMUNICATING WITH THE BOARD OF DIRECTORS
     The Board of Directors has established a process by which shareholders may communicate with the Board of Directors. Shareholders may send communications to the Corporation’s Board of Directors or to individual directors by writing to:
Attn: Board of Directors (or name of individual director)
First Financial Bancorp.
P.O. Box 1242
Hamilton, OH 45012-1242
     Letters mailed to this post office box will be received by the director who serves as chair of the Audit and Risk Management Committee or the director who serves as chair of the Nominating Committee, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the chair of the Audit and Risk Management Committee.
     Information regarding this process is also available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” For questions regarding this process, shareholders may call the Corporation’s General Counsel and Secretary, Gregory A. Gehlmann, at (513) 867-4709.
REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE
     In accordance with its written charter, the Audit and Risk Management Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Corporation’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles.
     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee discussed with Ernst & Young those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.
     The Committee discussed with the Corporation’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Committee has approved the selection of Ernst & Young as the Corporation’s independent registered public accounting firm for 2006.
Audit and Risk Management Committee

Barry S. Porter, Chair	Richard E. Olszewski
Donald M. Cisle	Steven C. Posey
William J. Kramer
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FEES
AND ENGAGEMENT
     Ernst & Young has been selected as the independent registered public accounting firm to audit the financial statements of the Corporation for the current fiscal year. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
     The following table sets forth the aggregate fees billed to the Corporation and related entities for the last two fiscal years by the Corporation’s independent registered public accounting firm.

Fees by Category	2005	2004
Audit Fees	$683,000	$91,100
Audit-Related Fees (1)	27,500	25,000
Tax Fees (2)	203,221	161,940
All Other Fees (3)	56,000	54,000

Total	$969,721	$832,040

(1)	Services covered by these fees consist of employee benefit plan audits.

(2)	Services covered by these fees consist of professional tax services, including preparation of the federal income tax returns for the Corporation and its subsidiaries.

(3)	Services covered by these fees consist of audit and tax compliance work billed to the Legacy Funds Group of mutual funds for which the Corporation’s subsidiary, First Financial Capital Advisors LLC, serves as investment advisor.
     It is the policy of the Audit and Risk Management Committee that, before the Corporation engages an accounting firm to render audit services as the Corporation’s independent registered public accounting firm, the engagement must be approved by the Audit and Risk Management Committee. In addition, before an accounting firm serving as the Corporation’s independent registered public accounting firm is engaged by the Corporation to render non-audit services, the engagement must be approved by the Audit and Risk Management Committee.

PROPOSAL TO APPROVE THE FIRST FINANCIAL BANCORP.
AMENDED AND RESTATED 1999 NON-EMPLOYEE DIRECTOR STOCK PLAN
(Item 2 on Proxy Card)
     The Corporation’s shareholders have previously approved the 1999 Stock Option Plan for Non-Employee Directors and authorized awards pursuant to the plan to be made to non-employee directors. The plan was subsequently amended at the annual meeting of shareholders in April 2005. At this meeting, the shareholders are being asked to approve additional amendments to the plan for the following reasons.
     In November 2005, the Compensation Committee met with an independent consultant to review Board compensation, which review included consideration of compensation awarded pursuant to the plan. The Compensation Committee determined that, in order to provide it with the flexibility to structure Board compensation in line with current market practices, it needed the ability under the plan to grant restricted stock in lieu of, or in combination with, its ability to grant stock options. Subsequently, in February 2006, the Board approved amendments to the plan that would provide the Committee with the choice of granting new or re-elected directors stock options, restricted stock or a combination thereof.
     The amendments to the plan are subject to shareholder approval. If the proposed amendments are adopted, it is the Committee’s intention to grant each new or re-elected director restricted shares having an aggregate fair market value of $60,000 (determined without regard to restrictions). The $60,000 figure is based on the analysis of Compensation Committee and its independent consultant of the approximate equivalent value of the previous stock option awards. The number of restricted shares to be granted would be determined by dividing $60,000 by the fair market value (as defined in the plan) of the Corporation’s common shares on the date of grant. If the proposed amendments are not adopted, new and re-elected non-employee directors will be granted stock options to purchase 8,663 common shares with an exercise price equal to the fair market value of such shares on the date of grant, which is the same award as the 2005 grant.
     The principal provisions of the 1999 Stock Option Plan for Non-Employee Directors, including the proposed amendments thereto, are summarized below. In addition to the proposed changes, the plan will be renamed the “Amended and Restated 1999 Non-Employee Director Stock Plan” (as amended and restated, the “Directors Stock Plan”). This summary is qualified in its entirety by reference to the provisions of the Directors Stock Plan, a copy of which is attached as Appendix A. Terms not defined herein shall have the same meanings as set forth in the Directors Stock Plan.
Shares Available for Issuance
     The Directors Stock Plan provides that 577,500 (originally 500,000 in 1999 but adjusted subsequently for stock dividends and splits) shares of Common Stock will be available for the granting of awards. There are 395,577 shares available for future issuance under the Directors Stock Plan. The Common Stock subject to the Directors Stock Plan will be authorized but unissued shares or previously acquired shares. The proposed amendment to the Directors Stock Plan will not increase the number of shares of Common Stock available for grant under the Directors Stock Plan.
     Pursuant to the Directors Stock Plan, the number and kind of shares which are subject to awards will be appropriately adjusted in the event of certain changes in capitalization of the Corporation, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares.

Stock Options
     In the past, each non-employee director received in the year in which he or she was elected initially or re-elected to the Board of Directors an option to purchase 8,663 common shares (originally 7,500 in 1999 but adjusted subsequently for stock dividends and splits). The exercise price of each option is the fair market value of the Common Stock subject to the option on the date of grant. Upon exercise, the exercise price may be paid in cash or, in lieu of all or part of the cash, shares of the Common Stock. However, see “Proposed Amendments to the Directors Stock Plan – Non-Discretionary Restricted Stock Grants” for a discussion of proposed new awards of restricted stock.
     Under the Directors Stock Plan, all options are exercisable following the first anniversary of the date of grant of the option. Upon a Change in Control (as defined in the Directors Stock Plan), the optionee will have the right to exercise the option in full as to all shares subject to the option within the lesser of six months plus one day after the Change in Control or the expiration of the option. The exercise period for any stock option will be ten years from the date of grant unless sooner terminated. Each option will provide that the optionee agrees not to sell, assign or transfer any shares acquired as a result of exercising the option until such shares have been held for at least one year after the date of the exercise of the option which resulted in their acquisition, except after a Change in Control or the optionee’s death, disability or retirement, or in connection with tax withholding or option exercise.
     If the optionee ceases to be a director of the Corporation for any reason other than death, disability, retirement, or removal for cause, the option will terminate on the earlier of three months after the optionee ceases to be a director or on the option’s expiration date. During the three month period, such option will be exercisable only with respect to the number of shares which the optionee was entitled to purchase on the day preceding the day on which the optionee ceased to be a director. If the optionee ceases to be a director because of removal for cause, the option will terminate on the date of the optionee’s removal. In the event of the optionee’s death, disability, or retirement while a director or the optionee’s death within three months after the optionee ceases to be a director (other than by reason of removal for cause), the option will terminate upon the earlier of (i) 12 months after the date of the optionee’s death, disability, or retirement, or (ii) the option’s expiration date. During such period, the option will be exercisable for the number of shares as to which the option would have been exercisable on the date preceding the optionee’s death, disability or retirement.
     Generally, options granted under the Directors Stock Plan are not transferable by an optionee except by bequest or the laws of descent and distribution, and during the optionee’s lifetime, the option may be exercised only by the optionee.
Proposed Amendments to the Directors Stock Plan — Non-Discretionary Restricted Stock Grants
     Awards. The Directors propose to add a restricted stock feature to the Directors Stock Plan whereby the Compensation Committee will direct whether the non-discretionary awards under the Plan are made as options, restricted stock grants, or a combination thereof. Shares of Common Stock awarded as restricted stock will reduce the shares for which options are awarded. If made as restricted stock, the awards will be granted as follows:
•	Non-Discretionary Initial Grant. Each individual who first becomes a non-employee director on or after the effective amendment date of the Directors Stock Plan shall automatically be granted on the first day of such individual’s first term of office as a non-employee director restricted shares having a fair market value of $60,000 (determined without regard to restrictions).
•	Non-Discretionary Grant Upon Re-election. On the date of each annual meeting of the shareholders of the Corporation on or subsequent to the effective amendment date of the Plan, each non-employee director who first became a non-employee director prior to such annual meeting and who has been elected at such annual meeting to continue to serve as a non-employee director after such annual meeting shall automatically be granted restricted shares having a fair market value of $60,000 (determined without regard to restrictions).
     Vesting of Restricted Stock Grants. While shares of Common Stock awarded as restricted stock remain restricted, grantees shall have the rights to vote such shares and to receive dividends thereon. Such restricted stock awards shall vest and restrictions shall lapse as follows: one-third of the award shall vest as of the date of grant and one-third each shall vest as of the day prior to the Corporation’s Annual Meeting dates of each of the years containing the first and second anniversaries of the date of grant, provided the grantee remains a director of the Corporation as of those dates.
     For example, if a director is elected for the first time or re-elected on April 25, 2006 and the Corporation’s stock is then trading at $17.00 per share, he or she would receive 3,529 restricted shares with approximately 1,176 shares vesting on April 25, 2006 and 1,176 shares vesting on the days prior to the Annual Meeting dates in 2007 and 2008, provided the grantee remained a director as of each such date.
     Vesting will occur earlier than otherwise provided if the grantee ceases to be a director due to death, disability, retirement from the Board on or after age 70 or with the consent of the Board, or on or within twelve months after a Change in Control. All nonvested restricted stock will be forfeited if the grantee ceases to be a director because of removal for cause.
Duration
     The Directors Stock Plan will terminate on the earliest to occur of (i) the date when all of the shares available under Directors Stock Plan have been acquired through the exercise of options and (if amended) all restricted shares under the Directors Stock Plan have vested, (ii) April 26, 2009, or (iii) such other earlier date as the Board may determine.
Additional Conforming Changes
     In addition to the proposed changes above, the Director Stock Plan will be amended to make conforming changes to reflect the restricted stock provisions. The Director Stock Plan at Appendix A is marked to show all proposed changes and is incorporated herein by reference.
Awards to Nominees for Director
     If the amendments to the Directors Stock Plan are adopted and if the three nominees (Messrs. Knapke, Kramer and Porter) are re-elected on April 25, 2006, and assuming the Corporation’s stock had a fair market value of $17.00 per share on that date, each nominee would receive approximately 3,529 restricted shares with approximately 1,176 shares vesting on April 25, 2006, and approximately 1,176 shares vesting each of the next two years thereafter. At March 1, 2006, the closing price of the Corporation’s stock was $17.02 per share.
     In the event the amendments to the Directors Stock Plan are not adopted, it is expected that each of the three nominees would receive an option to purchase 8,663 common shares. The exercise price of each option will be the fair market value of the Common Stock subject to the option on the date of grant. Options would vest on the first anniversary of grant.
Federal Income Tax Aspects
     The following is a brief summary of the Federal income tax consequences of awards made under the Directors Stock Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences. The Corporation intends to operate the Directors Stock Plan in good faith compliance with the provisions of Section 409A of the Code and IRS Notice

2005-1 during calendar years 2005 and 2006 and further intends to amend the Directors Stock Plan and any outstanding awards on or before December 31, 2006, or such later date as may be permitted, to conform to the provisions of Section 409A of the Code with respect to amounts subject to Section 409A of the Code. Accordingly, this summary assumes that the Directors Stock Plan complies with Section 409A of the Code with respect to amounts subject to Section 409A of the Code.
     Non-qualified Stock Options. No income is realized by a grantee at the time a non-qualified stock option is granted. Generally, upon exercise of a non-qualified stock option, a grantee will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Corporation will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after date of exercise will be either short-term or long-term gain or loss, depending upon the length of time that the grantee has held the shares. The rate of tax payable on capital gains also varies depending on the length of time the shares are held. Special rules apply in the event all or a portion of the exercise price is paid in already owned shares of Common Stock.
     Restricted Stock. A grantee receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The Corporation will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the grantee has long-term or short-term capital gain or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the grantee’s tax basis for such shares will generally equal the fair market value of such shares on such date.
     However, a grantee may elect under Section 83(b) of the Code, within 30 days of the grant of the restricted stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over any consideration paid by the Grantee for the restricted stock, as applicable. By reason of such an election, the Grantee’s holding period will commence on the date of grant and the Grantee’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Corporation generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the Grantee. If shares are forfeited after making such an election, the Grantee will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the Grantee upon the forfeiture of the shares.
Approval and Related Matters
     The affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on this proposal is required to approve this proposal to amend the Directors Stock Plan. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be treated as a share not entitled to vote on the proposal.
The Board of Directors’ Recommendation
     The Board of Directors unanimously recommends that shareholders vote FOR the adoption of this proposal.
Effect of Management Vote on Proposal
     The directors and executive officers of the Corporation own beneficially 1,744,166 common shares, or 4.41% of the outstanding voting power. The directors and executive officers have indicated a present intention to vote the common shares beneficially owned by them in favor of this proposal.

Equity Compensation Plan Information
     The following table sets forth information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2005.

Number of securities
remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of out-	Weighted-average exercise	compensation plans (excluding
	standing options, warrants and	price of outstanding options,	securities reflected in column
	rights	warrants and rights	(a))
Plan category	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	1,609,945	$17.43	5,227,589

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	The securities included in this column are available for issuance under the Directors Stock Plan and the 1999 Stock Incentive Plan for Officers and Employees (the “1999 Stock Incentive Plan”). Both the Directors Stock Plan and the 1999 Stock Incentive Plan include provisions regarding adjustments to the number of securities available for future issuance under the respective plans in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation affecting the Corporation’s common shares. In any of the foregoing events, the Directors Stock Plan permits the Board of Directors and the 1999 Stock Incentive Plan permits the Board of Directors or the Compensation Committee to make such substitution or adjustments in the aggregate number and kind of shares available for issuance under the respective plans as the Board of Directors (or, in the case of the 1999 Stock Incentive Plan, the Compensation Committee) may determine to be appropriate in its sole discretion. Of the securities reported in column (c) 395,577 are available for future issuance under the Directors Stock Plan and 4,832,012 are available under the 1999 Stock Incentive Plan.

EXECUTIVE COMPENSATION
     The following Summary Compensation Table sets forth the compensation of Corporation’s Chief Executive Officer and its four other most highly compensated executive officers. All of the executive officers named in the Summary Compensation Table are referred to hereafter as the “Named Executive Officers.”
SUMMARY COMPENSATION TABLE (1)

		Annual Compensation			Long Term Compensation
						Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
				Other
				Annual	Restricted	Securities	All Other
				Compen-	Stock	Underlying	Compen-
Name and				sation	Award(s)	Options/	sation
Principal Position	Year	Salary($)	Bonus ($)	($)(2)	($)(3)(4)	SARs (#)	($)(5)
Claude E. Davis	2005	$416,923	$130,261	$0	$294,168	84,100	$1,927
President and Chief Executive Officer	2004	101,538	$49,354	0	601,650	50,000	0

C. Douglas Lefferson	2005	246,923	46,053	0	87,550	24,989	7,146
Executive Vice President and	2004	195,122	90,953	0	85,450	2,500	14,825
Chief Operating Officer	2003	183,596	16,466	0	166,778	10,000	15,420

J. Franklin Hall	2005	192,308	26,808	0	50,779	14,300	2,827
Senior Vice President and Chief Financial Officer

Mark W. Immelt	2005	302,510	49,394	56	77,044	21,800	15,062
Executive Vice President,	2004	290,160	106,822	224	85,450	2,500	22,401
Wealth Resource Group	2003	281,227	16,824	224	140,930	10,000	18,842

Samuel J. Munafo	2005	208,192	34,086	0	42,024	12,000	13,248
Executive Vice President, Banking

(1)	On December 16, 2005, the Corporation announced changes in its management structure. Furthermore, as previously disclosed, during 2005 three executives left and two executives joined the Corporation. Effective January 1, 2006, the executive group of the Corporation is as follows:
•	Claude E. Davis, President and Chief Executive Officer

•	C. Douglas Lefferson, Executive Vice President and Chief Operating Officer

•	J. Franklin Hall, Senior Vice President and Chief Financial Officer

•	Richard Barbercheck, Senior Vice President and Chief Risk Officer

•	Gregory A. Gehlmann, Senior Vice President and General Counsel

•	David S. Harvey, Executive Vice President / Commercial Credit and Product Management (Chief Credit Officer)

•	John C. Hoying, Senior Vice President / Retail Credit and Product Management

•	Mark W. Immelt, Executive Vice President / Wealth Resource Group

•	Samuel J. Munafo, Executive Vice President / Banking Markets

•	Jill L. Wyman, Senior Vice President / Sales & Marketing

(2)	Prior to 2005, represents amounts paid by the Corporation for taxes imposed on directors’ fees by the City of Hamilton, Ohio. Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the individual for that year.

(3)	The value of restricted stock awards are based on the closing price of the stock on the date of grant (April 18, 2005), or $17.51 per share. The number and value of the aggregate unvested restricted stock holdings as of December 31, 2005 (based on a closing price of $17.52 on December 31, 2005) of the Named Executive Officers are, respectively, as follows: Mr. Davis, 34,300 shares and $600,936; Mr. Hall 6,380 shares and $111,778; Mr. Lefferson, 10,015 shares and $175,463; Mr. Immelt, 9,025 shares and $158,118; and Mr. Munafo, 4,900 shares and $85,848. Dividends will be paid on the restricted stock reported in this column (f).

(4)	Except for the 35,000 shares of restricted stock awarded to Mr. Davis in 2005, the restricted stock awards reported in column (f) vest according to the following schedule: 25% of the shares vest on each of the first, second, third and fourth anniversaries of the date of the award. However, with respect to restricted stock awards in 2005, shares do not vest unless the Corporation meets certain performance targets in 2005. Since the Corporation did not reach such targets in 2005, the first one-fourth of the awards will not vest in 2006. The 35,000 shares of restricted stock awarded to Mr. Davis in 2005 vest according to the following schedule: 50% of the shares vested on the first anniversary of the date of the award (October 1, 2005) and 25% of the shares vest on each of the second and third anniversaries of the date of the award.

(5)	Represents fees paid to officers who were board members of the Corporation’s subsidiaries, the Corporation’s contribution to the Thrift Plan, and amounts attributable to the term insurance portion of premiums paid by the Corporation under the Endorsement Method Split Dollar Plan Agreement (the “Split Dollar Agreement”). The payments received during fiscal year 2005 for each of the items covered by column (h) are as follows:

			Insurance
Name	Directors’ Fees	Thrift Plan	Premiums	Total
Mr. Davis	$0	$0	$1,927	$1,927
Mr. Lefferson	0	6,299	847	7,146
Mr. Hall	0	2,221	606	2,827
Mr. Immelt	2,806	6,299	5,957	15,062
Mr. Munafo	3,600	6,224	3,424	13,248
Employment Agreements
     The Corporation has employment agreements with each of the Named Executive Officers currently employed by the Corporation as described below.
Employment Agreement with Mr. Davis
     In 2004, the Corporation entered into an agreement with Mr. Davis (the “Agreement”). The initial term of the Agreement was for one year from the commencement of Mr. Davis’s employment on October 1, 2004 (the “Commencement Date”). The Agreement automatically renews for successive one-year periods after the initial term, unless and until terminated in accordance with the terms of the Agreement. The Agreement provides that Mr. Davis will receive an annual salary, incentive awards, and employee benefits as determined from time-to-time by the Board.

Termination. Mr. Davis’s employment with the Corporation:
•	Will terminate automatically upon his death;

•	May be terminated either by the Corporation or Mr. Davis at the end of the agreement’s initial term or any renewal term upon 90 days prior written notice from either of them to the other;

•	May be terminated by Mr. Davis at any time for “Good Reason,” meaning the occurrence, without Mr. Davis’s consent, of a significant reduction in his base salary or his authority or responsibilities as set forth in the Agreement;

•	May be terminated by the Corporation immediately upon notice to Mr. Davis at any time for Cause, as defined in the Agreement;

•	May be terminated by the Corporation immediately upon notice to Mr. Davis at any time if he is then under a Long-Term Disability, as defined in the Agreement; or

•	May be terminated by the Corporation immediately upon notice to Mr. Davis at any time for Cause (as defined in the Agreement).
Severance. If Mr. Davis’s employment is terminated as follows:
•	By the Corporation, without Cause (as defined in the Agreement), by providing 90 days written notice prior to the end of the Agreement’s initial term or any renewal term;

•	By the Corporation, without Cause, immediately upon notice to Mr. Davis at any time, if he is then under a Long-Term Disability, as defined in the Agreement; or

•	By Mr. Davis at any time for “Good Reason,” as defined in the Agreement; and
Mr. Davis has provided the Corporation with a separate, written release and covenant not to sue; then Mr. Davis will be entitled to receive both A. and B., as follows:
A.	“Termination Compensation,” meaning an aggregate amount based on the multiple of Mr. Davis’s base salary as of the date of termination as set forth below if termination occurs during the corresponding period indicated.

Termination Date	Termination Compensation
On or before the third anniversary of the Commencement Date (other than a termination within one year following a change in control, as defined in the Agreement)	1 x Base Salary

After the third anniversary of the Commencement Date or within one year following a change in control	2 x Base Salary
The Termination Compensation will be paid over the “Applicable Severance Period,” meaning the period of time set forth below if termination occurs during the corresponding period indicated.

Termination Date	Severance Period
On or before the third anniversary of the Commencement Date (other than a termination within one year following a change in control)	1 year

After the third anniversary of the Commencement Date or within one year	2 years

following a change in control
B.	Any of three bonuses of $33,000, due on each of the first three anniversaries of the Commencement Date (the “Additional Bonuses”), that remain unpaid at the time of such termination, which will be paid to Mr. Davis at the time that such Additional Bonuses would have been payable had his employment continued.
Employment Agreements with Named Executive Officers Other than Mr. Davis
     The Corporation is party to employment agreements with each of the Named Executive Officers other than Mr. Davis (each referred to as an “Officer”). Each agreement is for a term of five years. Unless and until terminated in accordance with the terms of the agreement, each agreement renews annually from and after the fifth anniversary of its commencement date unless the Corporation or the Officer gives six months prior notice of termination.
     The agreements can be terminated upon the Officer’s death or disability; at the end of the initial term or any renewal term if not renewed upon six month’s prior written notice; for Cause, as defined in the agreements; or for “Good Reason,” meaning:
•	a change in the duties of the Officer’s position or the transfer to a new position in violation of the terms of the agreement;

•	a substantial alteration in the nature or status of the Officer’s responsibilities in violation of the agreement;

•	a reduction in the Officer’s base salary;

•	refusal by the Corporation or its successor to renew the term of the agreement for any reason prior to the Officer reaching his or her normal retirement date under the Corporation’s retirement plan; or

•	changes in the Officer’s employment benefits in violation of the terms of the agreement.
     Except as otherwise provided in the agreements, if the Officer is terminated for any reason other than Cause, and the Officer has provided the Corporation with a separate, written release and covenant not to sue in accordance with the agreement and does not revoke such release and covenant, then the Officer will be entitled to receive the following:
•	The Officer’s base salary will be continued for a period of 24 months from the date of termination of employment (such period being called the “Severance Pay Period”).

•	During the Severance Pay Period, those employee benefit plans, policies, and practices that generally apply to similarly situated members of the executive management group will be continued, except that during the Severance Pay Period the Officer will not accumulate vacation pay, first qualify for long term disability benefits or sickness or accident benefits, be eligible to make or receive contributions under a defined contribution qualified retirement plan, be eligible to accumulate service for pension plan purposes, or retain any personal property such as a motor vehicle or computer provided by the Corporation.

•	If, prior to the Officer’s date of termination, the Officer has participated in the Corporation’s PIC Plan for a complete calendar year, the Officer will receive a payment in one lump-sum in an amount equal to two times the percentage of the incentive payment made or required to be made for the calendar year pursuant to the PIC Plan immediately preceding the calendar year in which the Officer’s date of termination occurs. In 2005, the Compensation Committee replaced the PIC with the Short-Term Incentive Plan.
Notwithstanding the above, if the employment of an Officer is terminated as follows:

•	By the Corporation, with Cause, the Officer will receive a payment in one lump-sum in an amount equal to two times the percentage of the incentive payment made or required to be made for the calendar year pursuant to the PIC Plan immediately preceding the calendar year in which the Officer’s date of termination occurs.

•	If the Officer’s date of termination of employment is within 12 months after a change in control (as defined in the agreements), the Officer will receive a payment equal to: (A) with respect to shares subject to an option granted as of the time of the change in control under the Corporation’s 1991 Stock Incentive Plan that the Officer cannot exercise due to the termination of employment, the difference between the fair market value of such common shares determined as of the date of termination of employment and the option exercise price, and (B) with respect to any restricted stock granted under the Corporation’s 1991 Stock Incentive Plan as of the time of the change in control which the Officer forfeits as a result of the termination of employment, the fair market value of such restricted shares determined as of the date of termination of employment and as if all restrictions had been removed.
     If the receipt of any payments described above to the Officers (other than Mr. Munafo), in combination with any other payments to them, shall, in the opinion of independent tax counsel selected by the Corporation, result in liability for the payment by the Officer of any excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code (the “Code”), the Corporation will pay to the Officer within 60 days of the date his or her employment terminates an additional amount equal to the amount of such excise tax and the additional federal, state, and local income taxes for which he or she will be liable as the result of this additional payment.
Confidentiality and Non-Competition
     The Named Executive Officers, including Mr. Davis, are prohibited, at all times, from disclosing any confidential information, as defined in the agreements, except as required by law, and must return all confidential information to the Corporation upon termination of their employment. During the term of each Named Executive Officer’s employment and for a period of six months following termination of the officer’s employment for any reason other than by the Corporation for Cause (as defined in the agreements), the Named Executive Officer has agreed not to be employed by, serve as an officer or director of, consultant to, or advisor to any business that engages either directly or indirectly in commercial banking, savings banking, or mortgage lending in the geographic area of Ohio, Indiana, Michigan, or Kentucky, or which is reasonably likely to engage in such businesses in the same geographic area.
Severance Agreements
     The Corporation entered into Severance Agreements with Messrs. Thomas Murrell and Rex Hockemeyer on December 4, 2005 and January 28, 2006, respectively, pursuant to which such individuals will receive certain payments in accordance with their previous employment agreements with the Corporation. Messrs. Murrell and Hockemeyer were “named executive officers” in the Corporation’s proxy statement last year.

Stock Option Awards
     The following table shows all individual grants of stock options to the Named Executive Officers of the Corporation during the fiscal year ended December 31, 2005.
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					(Gain) at Assumed Annual
					Rates of Stock Price
					Appreciation
	Individual Grants				for Option Term (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price (2)	Expiration	5%	10%
Name	Granted (#)	Fiscal Year	($/Sh)	Date	($)	($)
Claude E. Davis	84,100	17.61%	$17.51	2015	$927,732	$2,341,419
C. Douglas Lefferson	24,989	5.23	17.51	2015	275,661	695,716
J. Franklin Hall	14,300	2.99	17.51	2015	157,747	398,554
Mark W. Immelt	21,800	4.56	17.51	2015	240,482	606,931
Samuel J. Munafo	12,000	2.51	17.51	2015	132,376	334,091

(1)	As required by rules of the SEC, potential values stated are based on the prescribed assumption that the Corporation’s common shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation’s common shares.
(2)	All options are granted at 100% of fair market value on the date of grant. The options are exercisable during a period commencing one year after the date of grant and ending on the date specified in the option which, in no event, is later than 10 years after the date of grant, provided that the optionee remained in the employment of the Corporation or its affiliates. The option exercise period may be shortened upon an optionee’s disability, retirement or death. Shares acquired upon option exercise must be held one year from the date of exercise.

     The following table shows aggregate option exercises in the last fiscal year and year-end values.
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at FY-End (#)		at FY-End ($)(2)
	Acquired	Value	Exercisable (E)/		Exercisable (E)/
Name	on Exercise (#)	Realized ($)(1)	Unexercisable (U)		Unexercisable (U)
Claude E. Davis	- 0 -	- 0 -	50,000	(E)	$16,500	(E)
			84,100	(U)	841	(U)
C. Douglas Lefferson	- 0 -	- 0 -	52,173	(E)	28,973	(E)
			24,989	(U)	250	(U)
J. Franklin Hall	- 0 -	- 0 -	35,243	(E)	17,840	(E)
			8,579	(U)	143	(U)
Mark W. Immelt	- 0 -	- 0 -	98,531	(E)	39,975	(E)
			21,800	(U)	218	(U)
Samuel J. Munafo	- 0 -	- 0 -	55,974	(E)	43,677	(E)
			12,000	(U)	120	(U)

(1)	Aggregate market value on the exercise date of shares covered by the option less the aggregate price paid by the Named Executive Officer. (2) Values stated reflect gains on outstanding options based on the fair market value of $17.52 per common share of the Corporation on December 31, 2005.
     The Corporation has no long-term incentive plans relating to future compensation of the Named Executive Officers other than the 1991 Stock Incentive Plan and the 1999 Stock Incentive Plan. No additional awards can be granted under the 1991 Stock Incentive Plan.
Personal Benefits
     The Named Executive Officers of the Corporation receive certain fringe benefits, such as participation in group medical and life insurance programs, which are generally available to employees of the Corporation and its subsidiaries on a non-discriminatory basis. In addition, the Named Executive Officers are reimbursed for business-related expenses they incur (including certain club dues and expenses), and some of the Named Executive Officers also had the use of Corporation-owned automobiles. Effective January 2006, the use of Corporation-owned automobiles was discontinued and officers are given a monthly car allowance. Management believes that the costs of reimbursement of such expenses and providing such automobiles previously constituted ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the Named Executive Officers. The Named Executive Officers have included in their taxable income the cost of personal use of Corporation-owned automobiles. Management has concluded that the aggregate amount of such personal benefits does not exceed the lesser of $50,000 with respect to any Named Executive Officer or 10% of the annual salary and bonus of such person.
Benefit Plans
     The Corporation has a thrift plan, a retirement plan, a supplemental retirement plan and a deferred compensation plan. It also maintains Split Dollar Agreements covering the Named Executive Officers and certain other management employees. The retirement plan and the thrift plan cover the majority of the employees of the Corporation and its subsidiaries, including the officers of the Corporation. All employees who are 21 years of age and have had one year of service are covered by the retirement plan. Effective in September 2005, the one-year service requirement was removed for most employees. Among the Named Executive Officers, the supplemental retirement plan covers Messrs. Davis, Lefferson, Immelt and Munafo. The deferred compensation plan is a nonqualified deferred compensation plan in which only executive officers of the Corporation are eligible to participate. Participants may elect to defer up to 50% of their base salary and 100% of their bonus or incentive pay for any year.
     The thrift plan covers employees who have been credited with at least one year of service and reached age 21. Participation is voluntary and participants may contribute up to 50% of their base salary (unless limited by law or regulation) to the plan. The Corporation’s subsidiaries’ matching contributions are 50% of each participant’s contribution, limited to 3% of base salary of each participant, and become fully vested when made. Effective January 1, 2006, Corporation contributions are fully vested after one year for new employees entering the plan after that date.
     Under the retirement plan and supplemental retirement plan, amounts that are payable to persons in selected remuneration and service classifications at normal retirement age are:
Estimated Annual Benefits
For Years of Credited Service Indicated (1)(2)(3)

Average Annual
Salary	10	15	20	25	30	35	40 or more

$150,000	23,431	35,147	46,862	58,203	69,543	80,884	89,509
$175,000	27,681	41,522	55,362	68,828	82,293	95,759	105,821
$200,000	31,931	47,897	63,862	79,453	95,043	110,634	122,134
$225,000	36,181	54,272	72,362	90.078	107,793	125,509	138,446
$250,000	40,431	60,647	80,862	100,703	120,543	140,384	154,759
$275,000	44,681	67,022	89,362	111,328	133,293	155,259	171,071
$300,000	48,931	73,397	97,862	121,953	146,043	170,134	187,384
$325,000	53,181	79,772	106,362	132,578	158,793	185,009	203,696
$350,000	57,431	86,147	114,862	143,203	171,543	199,884	220,009
$375,000	61,681	92,522	123,362	153,828	184,293	214,759	236,321
$400,000	65,931	98,897	131,862	164,453	197,043	229,634	252,634
$425,000	70,181	105,272	140,362	175,078	209,793	244,509	268,946
$450,000	74,431	111,647	148,862	185,703	222,543	259,384	285,259
$475,000	78,681	118,022	157,362	196,328	235,293	274,259	301,571
$500,000	82,931	124,397	165,862	206,953	248,043	289,134	317,884

(1)	Benefits under the retirement plan and supplemental retirement plan are paid based upon the average monthly compensation for the five consecutive plan years which produce the highest average. The compensation covered by the plans is equal to the salary and bonus reported in columns (c) and (d) of the Summary Compensation Table plus all other amounts included in Form W-2 wages, except amounts realized upon the exercise of nonqualified stock options and amounts realized upon the vesting of restricted stock awards. The covered compensation paid to the Named Executive Officers during the prior fiscal year and the credited years of benefit service under the plans for each of the Named Executive Officers are as follows: Claude E. Davis — $500,756 and one year; C. Douglas Lefferson — $345,901 and 20 years; J. Franklin Hall — $233,854 and seven years; Mark W. Immelt — $419,066 and nine years; and Samuel J. Munafo — $253,839 and 34 years.

(2)	In the retirement plan, participants are 100% vested after five years of credited service. The normal retirement benefit, payable as a single life annuity beginning at the normal retirement age of 65, is 1.15% of the average monthly compensation multiplied by years of service (maximum of 40), plus .0.55% of average monthly compensation greater than Social Security covered compensation multiplied by years of service (maximum of 35) plus $6.25 multiplied by years of service (maximum of 20). The estimated benefits accrued during the year under the retirement plan for each of the Named Executive Officers are not actuarially ascertainable under the methods used for calculation of the cost to the Corporation by the actuaries.

(3)	As a result of the provisions of the Code, maximum annual compensation for which benefits will be paid under the retirement plan is $220,000 and maximum annual benefits under the retirement plan are $175,000 (for 2006). All of the Named Executive Officers (other than Mr. Hall) participate in the supplemental retirement plan. The benefit under the supplemental retirement plan is equal to the difference between the annual benefit payable under the retirement plan without regard to the limits imposed by the Code upon qualified plans and the maximum annual benefit payable under the retirement plan upon the executive’s retirement.
     The Split Dollar Agreement is an endorsement method split dollar arrangement which applies to a life insurance policy owned by the Corporation which, upon a Named Executive Officer’s death, first pays the Corporation the premiums which the Corporation paid for the policy, and then pays the Named Executive Officer’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death. If the Named Executive Officer terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the early retirement provisions of the Corporation’s retirement plan and had been employed for at least five years, the Corporation keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment. In either case, any amounts payable under the policy after the payment to the Named Executive Officer’s beneficiary are paid to the Corporation.

FINANCIAL PERFORMANCE
     The following graph compares the five-year cumulative total return of the Corporation with that of companies that comprise the Nasdaq Market Index and a peer group comprised of all actively traded bank holding companies in Ohio and Indiana (the “Peer Group”). The following table assumes $100 invested on January 1, 2000 in the Corporation, the Nasdaq Market Index and equally in the Peer Group and assumes that dividends are reinvested. The returns of the issuers comprising the Peer Group have been weighted according to their respective stock market capitalization.

	2000	2001	2002	2003	2004	2005
FIRST FINANCIAL BANCORP	100.00	113.26	108.89	108.98	123.63	128.13
PEER GROUP INDEX	100.00	103.49	103.66	121.49	127.18	117.87
NASDAQ MARKET INDEX	100.00	62.85	55.60	83.60	90.63	92.62
     The Peer Group is comprised of 1st Source Corporation, Community Bank Shares of Indiana, Inc., Fifth Third Bancorp, First Citizens Banc Corp, First Financial Bancorp., First Financial Corporation, First Indiana Corporation, First Merchants Corporation, FirstMerit Corporation, German American Bancorp, Home Federal Bancorp, Horizon Bancorp, Huntington Bancshares Incorporated, Integra Bank Corporation, Irwin Financial Corporation, Keycorp, Lakeland Financial Corporation, LNB Bancorp, Inc., Mainsource Financial Group, Monroe Bancorp, National City Corporation, NB&T Financial Group, Inc., Oak Hill Financial, Inc., Ohio Legacy Corp, Ohio Valley Banc Corp, Old National Bancorp, Park National Corporation, Peoples Bancorp Inc., Rurban Financial Corp., Sky Financial Group, Inc., St. Joseph Capital Corporation, Tower Financial Corporation, United Bancorp, Inc., United Bancshares, Inc., and Unizan Financial Corp. Belmont Bancorp. was removed from this year’s Peer Group because it was acquired by Sky Financial Group in 2005.

COMPENSATION COMMITTEE REPORT
Goals of Compensation
     The Compensation Committee’s goal in setting executive compensation is to attract and retain executive talent and to provide incentives to the Corporation’s executive officers to increase shareholder value. To achieve this goal, the Compensation Committee authorizes base salaries that are competitive with those set at bank holding companies of comparable size and performance and uses programs that personally reward executives for corporate financial results (i) that are competitive with comparable bank holding companies and (ii) that have benefited the Corporation’s shareholders.
Components of Compensation
     During the 2005 fiscal year, the components of the Corporation’s executive compensation program were base salary, the Short-Term Incentive Plan and the 1999 Stock Incentive Plan. In April 2005, the Compensation Committee approved the Short-Term Incentive Plan. All of the Corporation’s employees, including the Corporation’s Named Executive Officers, participate in the plan. The Short-Term Incentive Plan went in effect beginning with fiscal 2005. The plan replaced the Corporation’s Performance Incentive Compensation Plan (“PIC Plan”). Under the Short-Term Incentive Plan, a target percentage is established for each participant at the beginning of each fiscal year, based upon median competitive award levels for short-term incentive compensation within the financial services industry. The target percentage, after being adjusted for performance as described below, is applied to actual base salary paid for the fiscal year. The Compensation Committee discontinued the PIC Plan and replaced it with the Short-Term Incentive Plan as a better performance measure.
     Two performance measures, return on equity (“ROE”) and growth in earnings per share (“EPS”), are used to determine the actual awards under the Short-Term Incentive Plan. At the beginning of each fiscal year, the Compensation Committee establishes threshold, target and maximum ROE levels based upon the performance of banks of a comparable asset size. In addition, the Compensation Committee establishes threshold, target and maximum EPS growth levels based upon reasonable growth expectations for the Corporation. At the end of each fiscal year, the amount of the target percentage will be multiplied by a factor ranging from zero times the target percentage (for performance at or below the threshold ROE) up to two times the target percentage (for performance at or above the maximum ROE). After adjusting the target percentage based upon ROE performance (the “Adjusted Percentage”), the amount of the Adjusted Percentage will be further modified based upon EPS growth. The EPS modifier will range from a 20% reduction to the Adjusted Percentage (for performance at or below the threshold EPS growth rate) to a 20% increase to the Adjusted Percentage (for performance at or above the maximum EPS growth rate). After applying the EPS modifier to the Adjusted Percentage, the resulting percentage will be applied to actual base salary paid for the fiscal year to determine the actual award. However, for fiscal 2005, the Compensation Committee has determined that the EPS modifier would not apply.
     Based on the Corporation’s performance in 2005, the Chief Executive and the Named Executive Officers received 46.7% of their incentive target percentage under the Short-Term Incentive Plan in February 2006.
Chief Executive Compensation
     On October 1, 2004, Mr. Davis became President and Chief Executive Officer of the Corporation. The Compensation Committee approved the terms of the Employment and Non-Competition Agreement (the “Agreement”) that established the terms of Mr. Davis’s employment. In April 2005, the Compensation Committee approved an increase in annual base salary for Mr. Davis from $400,000 to $420,000, a 5% increase. In addition, the Compensation Committee approved: (a) a 50% of base target percentage for Mr. Davis under the Short-Term Incentive Plan; and (b) stock option grants and restricted stock awards as disclosed elsewhere in this Proxy Statement.

     Furthermore, in accordance with his employment agreement, Mr. Davis also receives a bonus of $33,000 to be paid on each of the first three anniversaries of the commencement date of his employment. Mr. Davis received the first of the three bonuses in October 2005. Under the terms of the employment agreement, Mr. Davis is also eligible to participate in any incentive plans, retirement plans, employee pension and benefit plans which are generally available to the Corporation’s executive personnel, subject to the terms and conditions of those plans. Finally, the Compensation Committee approved the following perquisites for Mr. Davis: reasonable dues and expenses for membership in one country club, the use of a Corporation-owned vehicle, and reimbursement of relocation expenses. Effective 2006, instead of the use of a Corporation-owned vehicle, Mr. Davis will receive a car allowance in accordance with the Corporation’s policy. The Compensation Committee determined the components of Mr. Davis’s compensation based upon a review of competitive market data and their evaluation of Mr. Davis’s performance, qualifications and business experience.
Named Executive Officers
     In April 2005, the Compensation Committee reviewed the base salaries for then named executive officers: Messrs. Lefferson, Murrell, Hockemeyer, and Immelt. To determine the appropriate base salaries, the Compensation Committee reviewed competitive market data from surveys prepared by Towers Perrin, Watson Wyatt as well as a detailed salary history for each of these four officers. The Compensation Committee approved increases to the base salaries for each of these four officers as follows: Messrs. Lefferson, 8.7%; Murrell, 6.5%; Hockemeyer, 4%; and Immelt, 5.6%. In April 2005, the Compensation Committee approved the following target percentages for the Short-Term Incentive Plan for the 2005 fiscal year for each of the then named executive officers: Messrs. Lefferson, 40% of base; Murrell, 30% of base; Hockemeyer, 30% of base; and Immelt, 35% of base. Also, in April 2005, the Compensation Committee approved a 33.3% increase in the base salary of, and a 30% of base target percentage under the Short-Term Incentive Plan for, J. Franklin Hall, who was promoted to Chief Financial Officer of the Corporation on April 1, 2005.
Stock Compensation
     The 1999 Stock Incentive Plan provides for incentive compensation to executive officers that is tied to the enhancement of shareholder value. Under the 1999 Stock Incentive Plan, the Compensation Committee determined and approved in April 2005 stock option grants and restricted stock awards for the Named Executive Officers. The Compensation Committee determined the amount of the stock option grants and restricted stock awards based on its subjective evaluation of the officers’ performance, taking into consideration the Corporation’s profitability and overall 2004 financial performance, and on a review of stock option grants and restricted stock awards made in prior years. These awards are discussed elsewhere in this Proxy Statement in the “Summary Compensation Table” and under “Stock Option Awards.”
Other Compensation Considerations
     Also in December 2005, the Compensation Committee reviewed the accrued benefits and potential lump sum payouts to current participants in the supplemental retirement plan. The Named Executive Officers who currently participate in the supplemental retirement plan are Messrs. Lefferson, Immelt and Munafo. The Compensation Committee also reviewed potential participants in the plan and approved the admission of certain officers to the plan, including Mr. Davis.

     Section 162(m) of the Internal Revenue Code generally disallows a corporate tax deduction for annual compensation paid to executive officers to the extent that it exceeds $1,000,000. It is the policy of the Compensation Committee that compensation to executive officers should, in general, be structured to qualify for deductibility under Section 162(m). For those exceptional circumstances where executive compensation may exceed the deductible amount, the Corporation has adopted a deferred compensation plan which provides for the mandatory deferral of such excess compensation.
Compensation Committee

James C. Garland, Chair	Barry S. Porter
William J. Kramer	Susan L. Knust
TRANSACTIONS WITH RELATED PARTIES
Compensation Committee Insider Participation
     Murph Knapke, a director of the Corporation and a former member of the Compensation Committee, is a partner of Knapke Law Office, which provided real estate title services for First Financial Bank, N.A. customers during the prior fiscal year and proposes to provide such services in the current fiscal year. The fees paid by the bank’s customers for these services in the last fiscal year were $29,135. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Knapke’s status as an independent director.
Other Business Relationships
     Corinne R. Finnerty, a director of the Corporation, is the sole shareholder and an officer of Corinne R. Finnerty, P.C. d/b/a McConnell & Finnerty, which has been retained by First Financial Bank, N.A. and previous Corporation bank subsidiaries during the prior fiscal year and the current fiscal year. During the prior fiscal year, the Corporation’s subsidiaries paid McConnell & Finnerty $49,334 in legal fees. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Ms. Finnerty’s status as an independent director.
     Steven C. Posey, a director of the Corporation, has a 19% interest as a limited partner in Midd West Development LTD, from which First Financial Bank, N.A. rented retail office space during the prior fiscal year and proposes to continue to rent such space in the current fiscal year. The total rent paid during the last fiscal year was $74,220. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Posey’s status as an independent director.
     Richard E. Olszewski, a director of the Corporation, operates a 7-Eleven franchise at which a First Financial Bank ATM is located. The 7-Eleven franchise received $1,500 in fees from the bank in 2005. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Olszewski’s status as an independent director.
     Murph Knapke, a director of the Corporation, is a partner of Knapke Law Office, Celina, Ohio. Mr. Knapke’s law firm provides real estate title searches for First Financial Bank, N.A. customers. The firm received $29,135 in fees from customers of the First Financial Bank, N.A. in 2005. The Board of Directors has determined that these payments, which are below the applicable limits estimated by the rules of the NASD, do not affect Mr. Knapke’s status as an independent director.

Indebtedness of Management
     Some of the officers and directors of the Corporation and the companies with which they are associated were customers of the banking subsidiaries of the Corporation. The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.
     The bank subsidiaries of the Corporation have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers, directors and persons who own more than 10 percent of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.
     Based solely on the Corporation’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Corporation believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2005.
SHAREHOLDER PROPOSALS
     If an eligible shareholder wishes to present a proposal to be included in the Corporation’s Proxy Statement and form of Proxy relating to the 2007 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than November 22, 2006. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2007 Annual Meeting of Shareholders must inform the Corporation no later than February 8, 2007. If notice is not provided by that date, the person(s) named in the Corporation’s Proxy for the 2007 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2007 Annual Meeting. Proposals should be sent to First Financial Bancorp., Attention: Gregory A. Gehlmann, General Counsel and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.
ANNUAL REPORT
     The Corporation’s financial statements are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Corporation’s Annual Report for the year ended December 31, 2005, is being mailed to each shareholder with the Proxy and Proxy Statement, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

     A shareholder of the Corporation may obtain a copy of the Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2005, and as filed with the SEC, without charge by submitting a written request to the following address:
First Financial Bancorp.
Attn: Gregory A. Gehlmann, General Counsel and Secretary
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476
     The Annual Report on Form 10-K is also available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “SEC Filings.”
     Management and the Board of Directors of the Corporation know of no business to be brought before the meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy on such matters in accordance with their best judgment.
     The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited for no additional compensation by some of the officers, directors and employees of the Corporation or its subsidiaries by telephone or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

By Order of the Board of Directors,
/s/ Gregory A. Gehlmann
Gregory A. Gehlmann
General Counsel and Secretary

March 21, 2006

APPENDIX A
New text is underlined and deleted text is struck out.
FIRST FINANCIAL BANCORP.
AMENDED AND RESTATED
1999 ~~STOCK OPTION PLANFOR~~ NON-EMPLOYEE ~~DIRECTORS~~DIRECTOR STOCK PLAN
SECTION 1. Purpose
The purpose of this Amended and Restated 1999 Non-Employee Director Stock Plan (formerly known as the 1999 Stock Option Plan for Non-Employee Directors) is to promote the interest of First Financial Bancorp., its Subsidiaries and shareholders, by allowing the Corporation to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Corporation.
SECTION 2. Definitions and Construction
2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):
     (a) “Award” means any Option, Restricted Stock or a combination thereof awarded under the Plan.
     (b) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Award under the Plan.
     (c) “Board” means the Board of Directors of the Corporation.
     (~~b~~d) “Cause” means a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Corporation or its subsidiaries.
     (~~c~~e) “Change in Control” means the happening of any of the following events:
          (i) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation of the Corporation (“Corporate Transaction”) and the consummation of such Corporate Transaction, and as a result of such Corporate Transaction less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Corporation as the same shall have existed immediately prior to such Corporate Transaction; or
          (ii) the approval by the shareholders of the Corporation (or the Board ~~of Directors~~ or appropriate officers if shareholder approval is not required) of the sale by the Corporation of all or substantially all of its assets to another corporation, which is not a wholly owned subsidiary of the Corporation, and the consummation of such sale; or
          (iii) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding voting securities of the

Corporation or the acquisition by such Person of the ability to control in any manner the election of a majority of the directors of the Corporation; excluding, however, the following: (a) an acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (b) any acquisition by the Corporation; or (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or
          (iv) Within any period of two consecutive years commencing on or after the effective date of the Plan, individuals who at the beginning of such period (“Incumbent Directors”) constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period, and any elected director so approved shall be considered as an Incumbent Director.
     (~~d~~f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     (~~e~~g) “Common Stock” means common shares, without par value, of the Corporation.
     (~~f~~h) “Committee” means the compensation committee of the Board or another committee appointed by the Board, provided that all members of the Committee must be Non-Employee Directors as defined in Section 2.1(o) of this Plan, and must also be “non-employee directors” as such term is defined in Rule 16b-3(b)(3)(i) under the Exchange Act.
     (i) “Corporation” means First Financial Bancorp., an Ohio corporation.
     (~~g~~j) “Disability” means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.
     (k) “Effective Amendment Date” means date of the 2006 annual meeting at which this amended and restated Plan is approved by the shareholders of the Corporation.
     (~~h~~l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
     (~~i~~m) “Fair Market Value” means as of any given date the closing price of the Common Stock as reported by the NASDAQ National Market System. In the event that there are no such Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were stock transactions. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.
     (~~j~~n) “Grantee” means a Non-Employee Director who has been granted a Restricted Stock Award, or the personal representative, heir or legatee of the Grantee who has rights to the Restricted Stock.
     (o) “Non-Employee Director” means a member of the Board who ~~qualifies as a non-employee director as defined in Rule 16(b) 3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission~~is not an employee of the Corporation or any Subsidiary of the Corporation.
     (~~k~~p) “Option” means an option granted to an Optionee pursuant to the Plan.

     (~~l) “Option Agreement” means a written agreement between the Corporation and an Optionee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.(m~~q) “Optionee” means a Non-Employee Director who has been granted an Option Award or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.
     (~~n~~r) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “Group” as defined in Section 13(d).
     (~~o~~s) “Plan” means this Amended and Restated 1999 ~~Stock Option Plan for~~ Non-Employee ~~Directors~~Director Stock Plan, as the same may be amended from time to time.
     (~~p~~t) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.
     (u) “Restricted Stock” means Common Stock awarded to a Grantee pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.
     (v) “Retirement” means retirement from the Board on or after age 70 or with the consent of the Board.
     (~~q~~w) “Subsidiary” means, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.
2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
SECTION 3. Shares Subject To The Plan
3.1 Shares Available. The stock to be offered under the Plan shall be shares of Common Stock, which may be unissued Common Stock or treasury Common Stock. ~~Subject to the adjustments provided in Section 7, the~~ The aggregate number of shares of Common Stock ~~to be delivered upon exercise of all Options granted~~ subject to Awards under the Plan shall not exceed 500,000 shares~~. Shares~~, subject to the adjustments provided in Section 8. As of the Effective Amendment Date, the adjusted aggregate number of such shares is 577,000.
3.2 Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to~~, but not delivered under, an Option terminating or expiring for any reason prior to its exercise in full~~ any portion of an Award which, in any such case and for any reason, expires, or is canceled, terminated or otherwise forfeited, without the recipient having received any benefits of ownership (as such phrase is construed by the Securities and Exchange Commission or its staff), shall again be ~~deemed~~ available for ~~Options to be granted thereafter during the term of~~distribution in connection with Awards under the Plan.

SECTION 4. Administration
4.1 General. The Plan shall be administered by the Board ~~of Directors of the Corporation (the "Board")~~. Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the ~~Option grants~~Awards and ~~agreements~~Agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s determination of the matters referred to in this Section 4.1 shall be conclusive.
4.2 Section 16 Compliance. It is the intention of the Corporation that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.
SECTION 5. Eligibility and Non-Discretionary Grants
5.1 Non-Discretionary Initial Grant. Each individual who first becomes a Non-Employee Director on or after the ~~effective date~~Effective Amendment Date of the Plan shall automatically be granted ~~an Option to purchase 7,500 shares of Common Stock~~ on the first day of such individual’s first term of office as a Non-Employee Director~~.~~ (a) an Option to purchase 8,663 shares of Common Stock; (b) Restricted Shares having a Fair Market Value of $60,000 (determined without regard to restrictions) or a combination thereof. The Committee shall determine whether an Option Award, Restricted Stock Award or a combination thereof, shall be granted. The value of any combination Award shall not exceed the greater of the value of an individual Option Award or Restricted Stock Award, as such value is determined by the Committee in its discretion.
5.2 Non-Discretionary Grant Upon Re-election. On the date of each annual meeting of the shareholders of the Corporation on or subsequent to the ~~effective date~~Effective Amendment Date of the Plan, each Non-Employee Director who first became a Non-Employee Director prior to such annual meeting and who has been elected at such annual meeting to continue to serve as a Non-Employee Director after such annual meeting shall automatically be granted (a) an Option to purchase ~~7,500 shares of Common Stock.~~8,663 shares of Common Stock; (b) Restricted Shares having a Fair Market Value of $60,000 (determined without regard to restrictions) or a combination thereof. The Committee shall determine whether an Option Award, Restricted Stock Award or a combination thereof, shall be granted. The value of any combination Award shall not exceed the greater of the value of an individual Option Award or Restricted Stock Award, as such value is determined by the Committee in its discretion.
~~5.3 Nonqualified Stock Options. Only nonqualified stock options shall be granted under the Plan.~~
SECTION 6. Option Terms
6.1 Option Price. The purchase price of the Common Stock under each Option granted under the Plan shall be 100% of the Fair Market Value of the Common Stock on the date such Option is granted.
6.2 Nonqualified Stock Options. Only nonqualified stock options shall be granted under the Plan.
6.3 Vesting. All Options shall become exercisable on and after the first anniversary of the date of grant. Notwithstanding the foregoing provisions of this Section ~~6.2,~~6.3, upon a Change in Control, all

Options shall become fully vested and exercisable and the Optionee shall have the right to exercise the Option in full as to all shares of Common Stock subject to the Option.
~~6.3~~6.4 Option Term. The term of each Option shall be ten years from the date of grant or such shorter period as is prescribed in Section ~~6.5.~~ 6.6. Except as provided in Section ~~6.5.~~ 6.6 and Section ~~6.7,~~6.8, no Option may be exercised at any time unless the holder is then a director of the Corporation.
~~6.4~~6.5 Method of Exercise. Subject to Section ~~6.2~~6.3 and the terms of any Option Agreement, Options may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Corporation, specifying the number of shares of Common Stock subject to the Option to be purchased.
Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. Unless otherwise determined by the Board, payment, in full or in part, also may be made in the form of shares of unrestricted Common Stock already owned by the Optionee for at least six months of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised).
In addition, unless otherwise determined by the Board, payment for any Common Shares subject to an Option also may be made by instructing the Corporation to withhold a number of such Common Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option.
Upon exercise of an Option, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover withholding for taxes, if any, as described in Section ~~9.~~10.
No shares of Common Stock shall be issued until full payment therefor has been made. An Optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) only when the Optionee has given written notice of exercise and has paid in full for such shares.
~~6.5~~6.6 Termination of Option.
     (a) If the Optionee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Corporation (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Corporation only with respect to the number of shares of Common Stock which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.
     (b) If the Optionee ceases to be a director of the Corporation because of removal for Cause, the Option shall terminate on the date of the Optionee’s removal.
     (c) In the event of the Optionee’s death, Disability or Retirement while a director of the Corporation, or the Optionee’s death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of: (i) 12 months after the date of the Optionee’s death, Disability or Retirement, or (ii) the Option’s expiration date. The Option shall be exercisable during such period after the Optionee’s death, Disability or Retirement with respect to the number of shares of Common Stock as to which the Option shall have been exercisable on the date preceding the Optionee’s death, Disability or Retirement, as the case may be.

     (d) Notwithstanding Section ~~6.5~~6.6(a) but subject to Section ~~6.5~~6.6(b), if an Optionee ceases to be a director of the Corporation at or after a Change in Control other than by reason of Cause, death, Disability or Retirement, any Option held by such Optionee shall be exercisable for the lesser of: (1) six months and one day after the Optionee ceases to be a director, and (2) the balance of such Option’s term.
~~6.6~~6.7 Restriction On Disposition. Each Option granted under the Plan shall require the Optionee to agree not to sell, assign or transfer any shares of Common Stock acquired as a result of exercising an Option, or any part thereof, until after such shares have been held by the Optionee for one year after the date of exercise of the Option which resulted in their acquisition. This Section ~~6.6~~6.7 shall not apply: (i) on and after a Change in Control, (ii) on and after an Optionee’s Disability or Retirement, (iii) to an Optionee who is the personal representative, heir or legatee of a deceased Non-Employee Director, (iv) to the extent necessary for tax withholding pursuant to Section ~~6.4,~~6.5, or (v) to the extent necessary in connection with the exercise of an Option pursuant to the third paragraph of Section ~~6.4.~~ 6.5. Certificates for shares subject to these restrictions on sale, assignment or transfer shall include a legend which describes such restrictions. When such restrictions end, unlegended certificates for such shares shall be delivered upon surrender of the legended certificates.
~~6.7~~6.8 Transferability and Shareholder Rights of Holders of Options. No Option granted under the Plan shall be transferable otherwise than: (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). An Option may be exercised, during the lifetime of an Optionee, only by the Optionee. An Optionee shall have none of the rights of a shareholder of the Corporation until the Option has been exercised and the Common Stock subject to the Option has been registered in the name of the Optionee on the transfer books of the Corporation.
SECTION 7. Restricted Stock Terms
7.1 Awards and Certificates.
     (a) Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Financial Bancorp. Amended and Restated 1999 Non-Employee Director Stock Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of First Financial Bancorp., Hamilton, Ohio.”
     (b) The Committee may require that the certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
     (c) Upon the end of the Restriction Period and provided that the Restricted Stock has not been forfeited, the Corporation shall, upon the Grantee’s request or upon its own initiative, issue or have issued new certificates without the legend described in Section 7.1(a), in exchange for those certificates previously issued.

7.2 Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions.
     (a) Except as otherwise provided in Sections 7.2(d), 7.2(e), 7.2(f), and 7.2(g), all restrictions on Restricted Stock granted pursuant to an Award shall end (and the Restricted Stock shall thereupon become vested) only as follows: one-third of the Award shall vest as of the date of the Award and one- third each shall vest as of the dates immediately prior to the Annual Meeting dates of the Corporation of each of the years containing the first and second anniversaries of the date of the Award, respectively, provided the grantee remains a director of the Corporation as of the date on which vesting occurs.
     (b) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 7.2(h), and until the expiration of the Restriction Period, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock.
     (c) Except as provided in Sections 7.2(b) and this 7.2(c) and the Award Agreement, the Grantee shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and provided that sufficient shares are available under Section 3 of the Plan for such reinvestment, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.
     (d) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7.2(a), 7.2(f) and 7.2(g), if a Grantee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement, or Cause, all unvested Restricted Stock shall be forfeited as of the date the Grantee ceases to be a director.
     (e) If a Grantee ceases to be a director of the Corporation because of removal for Cause, all unvested Restricted Stock shall be forfeited as of the date the Grantee ceases to be a director.
     (f) In the event of a Grantee’s death, Disability or Retirement while a director of the Corporation, all unvested Restricted Stock shall become fully vested and all restrictions shall end as of the date of such death, Disability or Retirement.
     (g) Notwithstanding Section 7.2(d) but subject to Section 7.2(e), if a Grantee ceases to be a director of the Corporation at or within twelve months after a Change in Control other than by reason of Cause, death, Disability or Retirement, any unvested Restricted Stock held by such Grantee shall become fully vested and all restrictions shall lapse as of the date the Grantee ceases to be a director.
     (h) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.
SECTION 8. Adjustments Upon Change In Capitalization
Notwithstanding the limitations set forth in Section 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation affecting the Common Stock, the Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Options or Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any ~~Option~~Award shall always be a whole number.
SECTION ~~8.~~9. Termination and Amendment
~~8.1~~9.1 Termination. The Plan shall terminate on the earliest to occur of: (i) the date when all of the Common Stock available under the Plan shall have been acquired through the exercise of Options and all Restricted Stock granted under the Plan shall have vested; (ii) April 26, 2009; or (iii) such earlier date as the Board may determine. Notwithstanding the foregoing sentence, the termination of the Plan shall not terminate the rights of a Grantee or Optionee with respect to Awards made on or prior to the date of such Plan termination.
~~8.2~~9.2 Amendment. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (i) impair the rights ~~of an Optionee~~ under an ~~Option~~Award or Award Agreement theretofore granted without the ~~Optionee's or~~ recipient’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b~~-3,~~3 or to cause the Plan to comply with Code section 409A, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation’s shareholders to the extent such approval is required by law or agreement.
SECTION ~~9.~~10. Withholding
Upon (a) the issuance of Common Stock as a result of the exercise of an Option Award or (b) the vesting of Restricted Stock under an Award, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover the amount of any federal income tax required to be withheld with respect to such Common Stock being issued or vested, remitting any balance to the Optionee or Grantee; provided, however, that the Optionee or Grantee shall have the right to provide the Corporation with the funds to enable it to pay such tax.
SECTION ~~10.~~11. No Right to Re-Election
Nothing in the Plan or in any ~~Option~~Award granted pursuant to the Plan or any action taken under the Plan shall confer on any individual any right to continue as a director of the Corporation or to be renominated by the Board or re-elected by the shareholders of the Corporation.
SECTION ~~11.~~12. Effective Date of the Plan
The ~~Plan shall be~~original effective ~~as of the~~ date of the ~~annual meeting at which the Plan is approved by the vote of the holders of at least a majority of the shares present and voting at the meeting~~Plan was the date of the 1999 Annual Meeting of Shareholders at which the Corporation’s shareholders approved the Plan. The effective date of this amendment and restatement of the Plan is the Effective Amendment Date as defined in Section 2.1(k).
SECTION ~~12. Predecessor~~13. Prior Plan
~~The~~This Plan is intended to ~~supersede~~amend and restate the First Financial Bancorp. ~~1991~~1999 Stock ~~Incentive~~Option Plan ~~(the “1991 Plan”) as such plan related to~~for Non-Employee Directors (the “Prior Plan”) for all ~~options~~Awards granted on or after the ~~effective date~~Effective Amendment Date of the Plan.

~~Options~~ Except as provided in Section 9.2 and Section 15, options granted under the ~~1991~~Prior Plan which are outstanding on the ~~effective date~~Effective Amendment Date of the Plan will not be affected by the amended and restated Plan.
SECTION ~~13.~~14. Governing Law
The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Ohio without regard to its conflict of laws rules.
SECTION 15. Code Section 409A Compliance
The Corporation intends to operate the Plan in good faith compliance with the provisions of Section 409A of the Code and IRS Notice 2005-1 during calendar years 2005 and 2006 and further intends to amend the Plan and any outstanding Awards on or before December 31, 2006, or such later date as may be permitted, to conform to the provisions of Section 409A of the Code with respect to amounts subject to Section 409A of the Code.

APPENDIX B
FIRST FINANCIAL BANCORP AND SUBSIDIARIES
AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER
Committee Purpose
The Committee’s purpose is to assist the board of directors of First Financial Bancorp. (the “Company”) and oversee the Company’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and the external auditors, the Company’s risk assessment and risk management policies, and the Company’s compliance with applicable legal and regulatory requirements. This purpose includes a particular focus on the qualitative aspects of financial reporting to shareholders and the Company’s processes for the management of business/financial risk. In fulfilling its purpose, the Committee shall coordinate with other board Committees and maintain strong, positive working relationships with management, external and internal auditors, counsel and other Committee advisers.
While the Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with the generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.
Committee Membership
The Committee shall consist of at least three members, all of whom shall be appointed by the Board of Directors.
Each Committee member must be a member of the Board of Directors and meet the independence, financial literacy and other applicable requirements of the Marketplace Rules of the National Association of Securities Dealers (“NASD”) and the Securities and Exchange Commission (“SEC”). At least one member of the Committee must meet the financial sophistication requirements of the NASD Marketplace Rules.
In appointing members to the Committee, the Board of Directors shall ensure that at least one Committee member qualifies as an audit committee financial expert within the meaning of SEC regulations, and that the composition of the Committee complies with any other listing standards and legal requirements applicable to the Company.
The Board of Directors (or such other committee of the Board as the Board may authorize) shall have sole authority and responsibility for determining whether a member or proposed member of the Committee is qualified for Committee membership, and which Committee member or members will be designated as an audit committee financial expert, based upon appropriate representations of the individual and such other inquiries as the circumstances may warrant.

The Board shall designate one member of the Committee as Chair. The Chair need not be an audit committee financial expert.
The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.
Committee Funding
The Committee shall have the authority to determine, and the board of directors shall provide, the funding necessary for payment of:
•	Compensation to the external auditors;

•	Compensation to any advisers, including independent counsel, engaged by the Committee;

•	The budget for the internal audit function; and

•	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
Frequency and Conduct of Meetings
The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.
Committee meeting agendas shall be the responsibility of the Committee chair, with the assistance of the internal auditor and input from Committee members. It is expected that management and key Committee advisers, and perhaps others, would participate in this process.
Written materials should, as a general rule, be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume Committee members have reviewed written materials in sufficient depth to participate in Committee discussions.
The Committee shall request members of management, counsel, internal auditors, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. It shall be understood that either the external auditors, the chief risk officer, the chief internal auditor, or counsel may, at any time, request a meeting with the Committee or Committee chair with or without management attendance. In any case, the Committee shall meet in executive session at least annually, which session shall include risk management and internal audit, and shall meet separately with the external auditors, at least annually.
Reporting to Board of Directors
The Committee, through the Committee chair, shall report periodically, as deemed necessary, but at least semi-annually, to the full board of directors. In addition, summarized minutes from Committee meetings, separately identifying monitoring activities from approvals, shall be provided to each board member at the next regularly scheduled meeting of the board of directors following the date of the Committee meeting.
Reporting to Shareholders
The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company’s annual proxy statement.
Relationship with External Auditors
The external auditors, in their capacity as an independent, registered public accounting firm, shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting).
Before the external auditors are engaged by the Company to render audit or permissible non-audit services, the engagement shall either be approved by the Committee or be entered into pursuant to pre-approval policies and procedures established by the Committee as necessary to maintain the independence of the external auditors under Securities and Exchange Commission (“SEC”) regulations.
The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with Independence Standards Board Standard No. 1. Additionally, the Committee shall discuss with the external auditors relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the external auditors’ assurances of independence, it shall take appropriate action to oversee the independence of the external auditors.
Oversight of Risk Management
The Committee shall oversee the risk management function. The chief risk officer shall be responsible for the risk management function and for the coordination of risk assessment and monitoring activities listed in the Company’s risk management plan, to better utilize available resources and to enhance the Company’s ability to comprehensively manage risk. The chief risk officer shall annually present a comprehensive risk management plan for the Committee’s approval.
Oversight of Internal Audit Function
The Committee shall oversee the internal audit function and shall appoint a chief internal auditor who shall be responsible for the internal audit function. The chief internal auditor shall report to the Committee regarding internal audit issues and shall annually present an internal audit plan for the Committee’s approval. To maintain the internal auditor’s independence, the Committee shall annually review the performance and compensation of the chief internal auditor.

Communications from Committee Advisers
If the external auditors, chief risk officer, or internal auditor identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment have not been adequately addressed, they should communicate these issues to the Committee chair.
Primary Committee Responsibilities
Monitor Financial Reporting, Disclosures and Risk Control Related Matters
The Committee shall review and assess:
•	Risk Management — The Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.

•	Internal Controls and Regulatory Compliance — The Company’s system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the code of business conduct and ethics.

•	Annual Reports and Other Major Regulatory Filings — All major financial reports in advance of filings or distribution, including (1) external auditors’ reviews of the quarterly financial statements prior to the filing of the Company’s Form 10-Q; and (2) annual audited financial statements and disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), and recommend to the Board whether the audited financial statements should be included in Company’s Form 10-K.

•	Earnings Press Releases — The Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Disclosures — The Chief Executive Officer’s and Chief Financial Officer’s disclosures during the certification process for the 10-Ks and 10-Qs about (1) any significant deficiencies and material weaknesses in design or operation of internal controls over financial reporting and (2) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

•	Internal Audit Responsibilities — The annual internal audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management’s response.

•	Regulatory Examinations — SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management’s response.

•	External Audit Responsibilities — Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

•	Financial Reporting and Controls — Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

•	Auditor Recommendations — Important internal and external auditors’ recommendations on financial reporting, controls and other matters, including specifically, discussions with the external auditors regarding:
°	All critical accounting policies and practices to be used;

°	All alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management;

°	Other material written communications between the external auditors and management;

°	Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement; and

°	Management’s response to such recommendations and the views of management and auditors on the overall quality of annual and interim financial reporting.
•	Committee Performance — The Committee’s own performance as well as the Committee’s role and responsibilities, seeking input from senior management, the full board of directors, and others.
The Committee shall discuss with management and/or external auditors, at least annually:
•	Developments and issues with respect to reserves;

•	Regulatory and accounting initiatives, as well as off-balance sheet structures, and their effect on the Company’s financial statements;

•	Accounting policies used in the preparation of the Company’s financial statements (specifically those policies for which management is required to exercise discretion or judgment regarding the implementation thereof);

•	Management’s evaluation of the Company’s internal control structure and procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such internal controls and procedures, including any significant deficiencies or material weaknesses in such controls and procedures;

•	Management’s assessment of (1) the effectiveness of the Company’s internal control structure and procedures for financial reporting and (2) the external auditors’ attestation to, and report on, management’s control assessment related to the Company’s internal controls over financial reporting;

•	The Company’s major credit, market, liquidity and operational risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk policies; and

•	Any material legal affairs of the Company and Company’s compliance with applicable law and listing standards with Company’s General Counsel.
The Committee shall review, assess, and approve:
•	At least annually, the code of business conduct and ethics (including the code of ethics for the chief executive officer and senior financial officers), the internal audit charter and the Committee charter.

•	Waivers of the Code of Business Conduct and Ethics effected for or granted to any director or executive officer. Such waivers shall be promptly reported as required by law or stock exchange regulation.

•	At least annually, the risk management plan and the internal audit plan and schedules for the Company and its affiliates.

•	Changes in important accounting principles and the application thereof in both interim and annual financial reports.

•	Significant conflicts of interest and related-party transactions.

•	Performance of and changes in external auditors.

•	Performance of and changes in the chief risk officer and the chief internal auditor and changes in internal audit leadership and/or key financial management.
The Committee shall establish procedures for:
•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	The confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.
Adopted by the Board of Directors of First Financial Bancorp on January 24, 2006.

PLEASE MARK VOTES
 X  AS IN THIS EXAMPLE
REVOCABLE PROXY
FIRST FINANCIAL BANCORP.
ANNUAL MEETING OF SHAREHOLDERS – April 25, 2006
     Each undersigned shareholder of First Financial Bancorp. (the “Corporation”) hereby constitutes and appoints Wanda R. Lady and Frank M. Peters or either of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote only at the Annual Meeting of Shareholders of the Corporation to be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 25, 2005, at 10:00 A.M., local time, and at any adjournment thereof, all of the shares of the Corporation which the undersigned would be entitled to vote if personally present at such meeting or any adjournment thereof:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:
1.	The election as directors of all nominees listed (except as marked to the contrary below):
___FOR
___WITHHOLD
___FOR ALL EXCEPT
CLASS II EXPIRING IN 2009: Murph Knapke, William J. Kramer and Barry S. Porter.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To approve the Amended and Restated 1999 Non-Employee Director Stock Plan.
___FOR
___AGAINST
___ABSTAIN
3.	To consider and act upon, in their discretion, such other matters as may properly come before the meeting or any adjournment thereof.

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THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE PROPOSAL IN ITEM NUMBER TWO.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying Proxy Statement is hereby acknowledged.
Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above
Detach above card, sign, date and mail in postage paid envelope provided.
FIRST FINANCIAL BANCORP.
The signature or signatures on this Proxy should be the same as the name or names which appear hereon. Persons signing in a fiduciary capacity should give full title as such.
PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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